Exhibit 10.3

FORM OF
SUMMIT FINANCIAL GROUP, INC.
NON-QUALIFIED STOCK OPTION GRANT AGREEMENT
FOR OFFICERS

(Installment Vesting)

1.
Grant of Option. Subject to the terms and conditions of this Non-Qualified Stock Option Grant Agreement (“Agreement”) and the South Branch Valley Bancorp, Inc. 1998 Officer Stock Option Plan (“Plan”), dated ____________, 200__, which has been adopted by SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation (Corporation) (successor by name change to South Branch Valley Bancorp, Inc.) and which is incorporated herein by reference, an Option to purchase a total of _____ shares of $2.50 par value common stock of the Corporation’s Common Stock at a price of ___________________ Dollars and ___ Cents ($______) per share is hereby granted to _____________________ (Participant) as of the date of this Agreement as affixed below with its execution (Date of Grant).

2.
Installment Exercise. Subject to any conflicting limitations in the Agreement, the Option shall become vested and exercisable in five (5) installments for the following percentage of the total number of Common Stock shares under the Option, on or after the following Date of Vesting indicated, in cumulative fashion:

Number of Shares	Date of Vesting	Date of Termination	% Total Number of Common Stock Shares Under Option
a.
b.
c.
d.
e.
f.
g.
h.
i.
j.

Participant agrees to exercise the Option in increments of not less than fifty (50) shares.

3.	Termination of Option.

(a)
The Option and all rights granted under this Agreement with respect to the Option, to the extent not previously exercised, shall terminate and become null and void on and after the _______anniversary of the Date of Vesting.

(b)
If a Participant’s continuous employment shall terminate by reason of his/her retirement from the corporation or its subsidiaries at a retirement date authorized by the Committee, the retired Participant shall become one hundred percent (100%) vested in any installment of the Option not yet one hundred percent (100%) vested that Participant has been granted under the Plan as of that date. With respect to any installment of the Option that becomes exercisable as a result of the acceleration of Vesting under this section (b), Participant shall exercise such installment within one year of Participant’s retirement date.

(c)
Notwithstanding any other provisions of this Agreement or the Plan, if Participant is convicted of a felony against the Bank, any unvested portion of the Option shall immediately terminate and be void.

4.
Exercise of Option. Subject to paragraph 3 of this Agreement, Participant may exercise the Option with respect to all or any part of the number of shares then exercisable under this Agreement by giving the President & Treasurer of the Corporation written notice of intent to exercise, of the number of shares to be purchased, the exercise date, and making full payment of the Option price, all in accordance with Section 8 of the Plan.

5.
Adjustment of and Changes in Stock of the Corporation. In the event of a Reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of stock subject to the Option or in the Option price; provided, however, that no such adjustment shall give Participant any additional benefits under the Option.

6.
No Rights of Stockholders. Neither Participant nor any personal representative of Participant shall be, or shall have any of the rights and privileges of, a stockholder of the Corporation with respect to any shares of stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.
Nontransferability of Option. This Option may not be transferred in any manner and may be exercised only by Participant while he is an employee of the Corporation or its subsidiary. In the event of (i) any attempt by Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, except as provided in this Agreement, or (ii) the levy of any attachment, execution, or similar process upon the rights or interests conferred by this Agreement, the Corporation may terminate the Option by notice to Participant and upon such notice the Option shall become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

8.
Amendment of Option. The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of Participant.

9.
Notice. Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its President and Treasurer at its principal office in the state of West Virginia, and any notice to Participant shall be addressed to Participant at the current address shown on the Corporation’s records. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

10.
Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties to this Agreement and any other person claiming an interest under the Agreement, with respect to any issue arising under it or the Plan. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, and not to be considered a part hereof and shall in no way restrict the terms or provisions hereof.

11.
Governing Law. The validity, construction, interpretation, and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the state of West Virginia, except to the extent preempted by federal law, which shall to that extent govern.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute and attest this Summit Financial Group, Inc. Non Qualified Stock Option Grant Agreement, and to apply the corporate seal hereto, and Participant has placed his signature, effective as of the Date of Grant.

CORPORATION:
SUMMIT FINANCIAL GROUP, INC.

By: ____________________________________
                              Oscar Bean
Its: Chairman of the Board

Attest: __________________________________

Title: ____________________________________

Participant acknowledges receipt of a copy of the Plan, a copy of which is attached, and represents that he/she is familiar with the terms and provisions of the Plan. Participant hereby accepts this Option subject to all the terms and provisions of the Plan. Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee, and, where applicable, the Board, upon any questions arising under the Plan.

Dated: __________________________

PARTICIPANT:
__________________________________

Sworn and subscribed before me this _____ day of _________________, _____.

__________________________________
Notary Public

My Commission expires: __________________________.